Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.11
                               LICENSE AGREEMENT
I.   BACKGROUND

     This Agreement is entered into this 3/rd/ day of October 1997 by and between COLD SPRING HARBOR LABORATORY ("Licensor" or "CSHL"), a non-profit research institution located in Cold Spring Harbor, New York; and TULARIK INC. (which together with its Affiliate companies collectively shall be "Licensee"), a corporation organized under the laws of the State of Delaware having its principal office at Two Corporate Drive, South San Francisco, California 94080. This Agreement will be effective upon the consummation of the merger between Tularik Acquisition Corp., a wholly-owned subsidiary of the Company, and Amplicon Corp. (the "Effective Date").

"AFFILIATE" means any present or future domestic or foreign corporation at least Fifty-One Percent (51%) of whose voting and other capital stock shall at the time be owned or controlled directly or indirectly by Licensee.

"RESEARCH AGREEMENT" means that certain Research Agreement by and between CSHL and Licensee having an effective date of even date herewith.

II.  LICENSE GRANT

     A. Subject to (i) Licensor's right to use the Licensed Patents for its non-commercial research and education programs, (ii) [ * ] and (iii) Section X of this Agreement, Licensor grants to Licensee a royalty-bearing, worldwide, exclusive right and license to practice the methods of the Licensed Patents and to make, have made, use, offer for sale, sell and import Primary Products and Secondary Products (as defined herein).

     B. Subject to the conditions set forth in Section II.A., Licensor grants to Licensee a worldwide, non-exclusive right and license to non-patented technology and information necessary or useful for the practice of the Licensed Patents, provided that such technology and information is known to CSHL and is in Dr. Michael Wigler's laboratory at CSHL. Dr. Michael Wigler is the Principal Investigator on the Research Program described in Appendix A to the Research Agreement.

      C. "Licensed Patents" include (1) [ * ], and any divisional, continuations-in-part, reissues and extensions to the extent that any are directed to the subject matter specifically described in such [ * ]; (2) [ * ] and any divisionals, continuations-in-part, reissues and extensions to the extent that they are directed to the subject matter specifically described in such [ * ]; and (3) patents and patent applications directed to improvements in [ * ], provided that Licensor has rights in such patents and/or applications that it is free to license or sublicense, and Dr. Wigler or any person(s) working under his supervision is named as an inventor on such patents or applications. RDA is the term commonly used to refer to the methods of the Licensed Patents. Improvement(s), as used in this Agreement, means any modification of [ * ], provided such modification, if unlicensed, would infringe one or more claims of the Licensed Patents.

          For the purposes of this Agreement, Primary and Secondary Products are defined as follows: (1) Primary Products means [ * ], and (2) Secondary Products means [ * ]. Primary and Secondary Products will remain assets of Licensee or sublicensee.

     D. Licensee shall have the exclusive right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Licensee shall notify Licensor, in writing, of the terms of any sublicense agreement where collaborative efforts between Licensee and its sublicensee will be undertaken, prior to the execution of such agreement, so that an allocation

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

can be made under Section III.B(2). If necessary, Licensee shall delay execution of such agreement for up to [ * ] after Licensee notifies Licensor of the terms of such sublicense agreement in order for the parties to agree on such an allocation prior to execution of such agreement. If they cannot agree within such time, Licensee may enter into the sublicense agreement and the parties shall continue to work to determine the allocation as provided in Section III.B(2). If the parties cannot determine such allocation, the matter shall be referred to arbitration in accordance with Section XI.F. Licensee agrees to provide to Licensor a copy of any and all sublicense agreements within [ * ] of execution of such sublicense and further agrees to provide to Licensor annually a copy of reports received by Licensee from its sublicensees during the preceding [ * ] period under the sublicenses as shall be pertinent to a royalty accounting under the sublicense agreements.

III.  ROYALTIES AND OTHER PAYMENTS

      A. Royalties shall be paid in accordance with the following schedule on Primary and Secondary Products based upon the Licensed Patent(s) utilized in the discovery or development of such Primary or Secondary Product:

          1. Until the expiration of the Licensed Patent(s) utilized for such Primary or Secondary Product: the royalty rate on Primary Products shall be [ * ] of the Net Sales (as defined below) of Primary Products sold by Licensee or its sublicensees; the royalty rate on Secondary Products shall be [ * ] of the Net Sales of Secondary Products sold by Licensee or its sublicensees;

          2. Upon the expiration of the last of the Licensed Patents utilized for such Primary or Secondary Product: the royalty rates due Licensor on Net

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       3.

               Sales of Primary and Secondary Products by Licensee or its sublicensees shall be [ * ], that is, [ * ] for Primary Products and [ * ] on Secondary Products, provided that a method claimed in a Licensed Patent was utilized in the discovery or development of such Primary or Secondary Product prior to expiration of such Licensed Patent. Payment of such reduced royalties to Licensor shall continue until the last to expire of Licensee's patents, if any, on such Primary and/or Secondary Products, but in no event shall full-rate and/or reduced royalties be paid for more than fifteen (15) years in the aggregate from the First Commercial Sale (as hereinafter defined) of any Primary or Secondary Product.

                    If, upon the last to expire of Licensed Patents utilized in the discovery or development of such Primary or Secondary Product, Licensee has no issued patents but has (i) pending applications covering the Primary and/or Secondary Product, or
               (ii) files an application(s) covering such Product within one (1) year of the expiration date of the applicable Licensed Patent, Licensee's obligation to pay reduced royalties on such Primary or Secondary Product shall continue until (i) the last to expire of any patents issuing on such application, or if no such patents issue (ii) fifteen (15) years from the expiration of the last of the aforementioned Licensed Patents, as the case may be; provided that in no event shall full-rate and/or reduced royalties be paid for more than fifteen (15) years in the aggregate from the First Commercial Sale of any Primary or Secondary Product. Licensee shall promptly notify Licensor of each Primary or Secondary Product discovered or identified during the life of the Licensed Patents and shall further promptly notify Licensor of

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

               any and all applications for patent and/or patents on such Primary and Secondary Products and provide to Licensor copies of such applications and/or patents.

     "Net Sales" shall mean the gross amounts received by Licensee, or its sublicensees, for the commercial sale of Primary or Secondary Products, whether invoiced or not, less: returns and allowances actually granted, packing, insurance, freight out, taxes or excise duties imposed on the transaction (if included in the gross amount received by Licensee), wholesaler discounts and cash discounts.

     Should marketing of a Primary or Secondary Product require the payment of a royalty to Licensor under any license agreement executed between Licensor and Licensee upon exercise of the rights granted to Licensee under the Research Agreement, then the royalty payments due under this Section III.A. for the same Primary or Secondary Product will be reduced by the amount of the royalty due under the Research Agreement or by [*], whichever such reduction is less.

     Anything in this Section III. to the contrary notwithstanding, in no event shall [ * ] require the payment of a royalty to Licensor.

     B.   Sublicensing Payments
          ---------------------

     In the event Licensee enters into any agreement sublicensing rights under the Licensed Patents, Licensee shall make the following payments with respect to the sublicensed rights, in addition to the royalties set forth in Section III.A. of this Agreement. The sublicensing payments to Licensor shall be determined by the type of sublicensing agreement Licensee proposes to enter, as set forth below:

          1. For sublicensing agreements where no collaborative efforts between Licensee and its sublicensee are undertaken [ * ], Licensee shall pay to Licensor [ * ] of Sublicense Revenue (as defined below), less Licensee's

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

               Fully Burdened Costs (as defined below). "Sublicense Revenue" shall mean [ * ]. "Fully Burdened Costs" as used above shall include all [ * ]. In no event shall Fully Burdened Costs [ * ].

                    Each statement under Section III.B. shall specify the amount of "Fully Burdened Costs" in connection with each sublicensing agreement and shall be certified by an officer of Licensee, and the calculation thereof shall be subject to review by Licensor.

          2. For sublicensing arrangements where collaborative efforts between Licensee and its sublicensee are undertaken, including but not limited to joint ventures, the President and CEO of Licensee, currently David Goeddel, and the Director of Licensor, currently Bruce Stillman, shall use their best efforts to determine the relative contribution of the Licensed Patents to the total package of patent rights, trade secrets, data, services and materials which Licensee brings to the proposed arrangement (such package being the "Transaction Technology"). If the determined percentage contribution of the Licensed Patents to the Transaction Technology is [ * ], then Licensee shall pay to Licensor [ * ]. If the determined percentage contribution of the Licensed Patents to the Transaction Technology is less than [ * ], then Licensee shall pay to Licensor [ * ] multiplied by the [
               * ]. In the event the parties cannot agree upon a fair apportionment within sixty (60) days of the date Licensee notifies Licensor of the terms of the sublicense agreement, the matter will be subject to arbitration in accordance with Section XI.F. of this Agreement.

     C.   First Commercial Sale
          ---------------------

     Licensee will notify Licensor within thirty (30) days of the First Commercial Sale of each royalty-bearing Primary and Secondary Product. By "First Commercial Sale" is intended the initial transfer by Licensee or a sublicensee of a Primary or Secondary Product for cash or a cash equivalent.

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

     D.   Payments And Records
          --------------------

     Beginning with the date of the First Commercial Sale, Licensee shall pay to Licensor the royalties due within ninety (90) days of the end of each calendar half-year. Accompanying the payment will be a statement of the sales of Primary and Secondary Products by Licensee and the applicable royalties in sufficient detail to allow Licensor to calculate the royalties due. Licensee shall keep accounts and records in sufficient detail to enable Licensor to determine royalties due for sales of Primary and Secondary Products by Licensee and its sublicensees.

     Licensee agrees to make such records available for inspection by Licensor or its authorized representative at such place or places where such records are customarily kept upon reasonable notice and at reasonable hours of the day during which the offices of Licensee shall be open for business. Licensor agrees to hold strictly confidential in accordance with Section XI.C. all information learned in the course of any audit or inspection hereunder, except to the extent that it is necessary for Licensor to reveal such information in order to enforce rights under this Agreement or to comply with the law. In any license from Licensee to a third party for the making, using, offering for sale, selling and/or importing of Primary and/or Secondary Products, Licensee shall provide that such sublicensee shall assume substantially similar obligations as assumed by Licensee for reporting and to allow for inspection by Licensor to determine whether the royalties paid are correct. Within [ * ] of the expiration of the term of this Agreement as provided for in Section VII, Licensee shall provide a final report as to all royalties due which were not previously reported by Licensee, accompanied by the payment due. [ * ].

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       7.

     E.   Licensing Fees
          --------------

     In the event the Research Program described in the Research Agreement terminates under the conditions set forth in Section 2 of the Research Agreement, the research funding provided for in Section 4.A. of that Research Agreement shall [*].

IV.  DUE DILIGENCE

     During the term of this exclusive license, Licensee shall use its reasonable best efforts to use the Licensed Patents to discover Primary and/or Secondary Products or, if Licensee itself does not do so, Licensee shall sublicense to sublicensees that are committed to using their reasonable best efforts to pursue such Primary or Secondary Products.

V.   INDEMNITY

     Licensee shall indemnify, hold harmless and defend Licensor from and against any liability or expense arising from any product liability claim asserted by any party as to any Primary or Secondary Products, [ * ]. Said indemnity and defense obligation shall apply to any claims made by employees, subcontractors, sublicensees or other agents of Licensee, as well as any member of the general public.

     Licensee shall defend, indemnify and hold Licensor harmless from and against all liability, demands, damages, expenses and losses for death, personal injury, illness or property damage arising out of the use by Licensee of any Licensed Patents [ * ]. Licensee will not be obligated to indemnify Licensor hereunder for the use of the Licensed Patents by others under this Agreement.

     Licensee agrees to maintain liability insurance, naming Licensor as an additional insured, [*], and shall provide evidence of such insurance at Licensor's request.

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

     Licensee shall have the exclusive right to control the defense of any action pursuant to this Section V, including the right to select counsel to defend Licensee and Licensor, and to settle any claim, provided that, without the written consent of Licensor (which shall not be unreasonably withheld or delayed), Licensee shall not agree to settle any claim against Licensor to the extent such claim has a material or adverse effect on the Licensed Patents. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement or the term of this Agreement as provided for in Section VII and obligations hereunder shall apply whether or not such claims are rightfully brought.

VI.  WARRANTIES; PATENT ENFORCEMENT

     A.   Disclaimers -  Nothing in this Agreement shall be construed as:

          1.   a warranty or representation by Licensor [ * ]; or

          2.   a warranty or representation that [ * ]; or

          3.   an obligation to [ * ]; or

          4.   conferring by implication, estoppel or otherwise [ * ].

          5. Licensor makes no representations other than those specified herein.

LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     B. Warranties - Each of Licensor and Licensee represent and warrant to the other that it has the full right and authority to enter into this Agreement and that this Agreement does not require the consent or approval of any other person or entity.

[ * ] = Certain confidential information in this document, marked by brackets, has been ommitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

     C. Patent Enforcement - Each party shall promptly notify the other if it learns of any infringement by third parties of the Licensed Patents. Licensee shall have the first right, but not the obligation, to take commercially reasonable action with respect to such infringement, including but not limited to bringing and controlling an enforcement action against such third party (in CSHL's name if necessary). CSHL agrees to provide all reasonable assistance requested by Licensee in connection with any such action, including but not limited to being named in such action and providing testimony, for which Licensee shall reimburse CSHL for its out-of-pocket costs and expenses. Any damages, judgments or other payments actually recovered from an infringing party in litigation pursued by Licensee shall be [ * ]. In the event Licensee elects not to take any action with respect to such infringement, Licensee shall so notify CSHL and CSHL shall have the right, but not the obligation, to bring an infringement action on its own behalf [ * ]; provided that only Licensee shall have the right to grant a (sub)license to any such third party; provided further that [ * ].

VII. TERM AND TERMINATION

     A.   Term
          ----

     This Agreement shall expire upon the later of (i) the expiration of the last to expire Licensed Patent or (ii) the expiration of all payment obligations under Section III.A or III.B.

     B.   Termination
          -----------

          1. This Agreement shall be terminable upon the default of either party. In the event of default by a party ("Defaulting Party"), the other party ("Non-Defaulting Party") shall give the Defaulting Party written notice of the default and of its election to terminate this Agreement at the expiration of a probation period of [ * ] from the date of the notice. If the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

Defaulting Party fails to resolve the default in the probation period by (i) curing the default, (ii) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred or (iii) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default, then the Non-Defaulting Party may terminate this Agreement by giving written notice to the Defaulting Party. The termination will be effective upon the date specified in the notice. All termination rights shall be in addition to, and not in substitution for, any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this section shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

          2. This Agreement may be terminated by Licensee by written notice delivered to Licensor at any time after October 3, 2002, effective one year after the date of such notice, in the event that Licensee determines that it will no longer utilize the Licensed Patents.

          3. This Agreement may be terminated by Licensee at any time upon [*] prior written notice in the event that Dr. Michael Wigler is, for any reason, unable or unwilling to continue to serve as Principal Investigator under the Research Agreement and the parties cannot mutually agree on a successor or alternative research work to be sponsored under the Research Agreement.

     C.   Effect of Expiration or Termination
          -----------------------------------

     Upon the expiration of the term of this Agreement, or any termination of this Agreement by either Licensor or Licensee prior to the end of such term, the licenses granted hereunder shall terminate to the extent that Licensee shall no longer be licensed to practice the Licensed Patents


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

after the date of termination. The terms of this Agreement applicable to Primary Products and Secondary Products discovered or developed through use of the methods claimed in the Licensed Patents prior to the date of termination, including the royalty provisions, shall continue to apply after termination of this Agreement.

VIII. RESEARCH SITE.

      Unless Licensor and Licensee otherwise agree in writing, Licensee shall maintain a facility in reasonable geographic proximity to Licensor or Long Island, New York (i.e., approximately 10-15 miles from Licensor) until [ * ]. Licensee further agrees that [ * ].

IX.   ASSIGNMENT

      This Agreement shall not be assignable by either of the parties without the prior written consent of the other party except to a successor-in-interest to all or substantially all of the business assets of a party hereto, whether by way of merger, consolidation, sale of all or substantially all of a party's assets, change of control or similar transaction.

      Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefits of the successors-in-interest and assigns of Licensor and Licensee. Any such successors to or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

X.    THIRD PARTY RIGHTS

      The Licensed Technology defined by the [ * ] was made with Government support under contract [ * ] awarded by the National Institute of Health. This Agreement is subject to the terms and conditions defined therein, including but not limited to 37 C.F.R. Part 401 and 45 C.F.R. Parts 6 and 8 plus all Amendments thereto.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

     This Agreement is also subject to the terms of [ * ], a copy of which is hereby acknowledged to have been provided in confidence by Licensor to Licensee.

XI.  GENERAL PROVISIONS

     A.   Patent Marking
          --------------

     To the extent required by applicable law, Licensee shall mark all Primary and Secondary Products in accordance with the patent marking laws of the country in which such Primary and Secondary Products are manufactured, used, or sold.

     B.   No Use Of Name
          --------------

     The use of the name "Cold Spring Harbor Laboratory", or any variations thereof, in connection with the advertising or sale of products or methods covered by Licensed Patents is expressly prohibited, except as required by law. Sponsor may refer to the terms of this Agreement in a bona fide relationship or prospective relationship with financiers or investors.

     C.   Confidentiality
          ---------------

     The parties agree that during the term of this Agreement and for a period of five (5) years after it terminates, a party receiving information from the other party designated as "confidential" in writing ("Confidential Information") will not disclose such Confidential Information to any third party or use such Confidential Information except as provided in this Agreement without prior written consent. A party shall have no obligations with respect to any portion of such Confidential Information which:

          (1) is publicly disclosed through no fault of any party hereto, either before or after it becomes known to the receiving party; or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

          (2) was known to the receiving party prior to the date of this Agreement which knowledge was acquired independently and not from the other party; or

          (3) is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such a disclosure; or

          (4) has been published by a third party as a matter of right; or

          (5) is subsequently independently invented or discovered other than pursuant to the Research Program by the receiving party without reference to the other party's Confidential Information.

     D.   Independent Contractors
          -----------------------

     The relationship between Licensor and Licensee is that of independent contractors. Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no other relationship other than independent contracting parties. Licensor shall have no power to bind or obligate Licensee in any manner, other than as is expressly set forth in this Agreement. Likewise, Licensee shall have no power to bind or obligate Licensor in any manner, other than as is expressly set forth in this Agreement.

     E.   Entire Agreement; Modification
          ------------------------------

     This Agreement, together with the Research Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter set forth in this Agreement. There shall be no amendments or modifications to this Agreement, except by a written document that is signed by both parties.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14.

     F.   Arbitration
          -----------

     Any dispute or controversy arising out of or relating to this License Agreement, its construction or its actual or alleged breach, shall be finally decided by arbitration conducted in the City and State of New York by and in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. The parties agree that any arbitration panel shall include members knowledgeable as to evaluation of biopharmaceutical technology. Judgment upon the award rendered may be entered in the highest court or forum, state or federal, having jurisdiction; provided, however, that the provisions of this Section shall not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration.

     G.   Governing Law
          -------------

     This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

     H.   Headings
          --------

     The headings for each article and section of this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

     I.   Severability
          ------------

     If any provision of his Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      15.

     J.   No Waiver
          ---------

     Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

     K.   Notices
          -------

     All notices required or permitted to be given by the terms of this Agreement shall be given by prepaid registered or certified mail return receipt requested or by facsimile transmission properly addressed to the other party at the addresses designated below or to such other addresses as may be designated in writing by such other party and shall be effective upon receipt.

For Licensor:            Cold Spring Harbor Laboratory
                         One Bungtown Road
                         Cold Spring Harbor, NY  11724
                         Attn:  Assistant Administrative Director
                         Telefax:  (516) 367-8855

For Licensee:            Tularik Inc.
                         Two Corporate Drive
                         South San Francisco, CA  94080
                         Attn:  President
                         Telefax:  (650) 829-4303

     L.   Compliance With Laws
          --------------------

     Nothing contained in this Agreement shall require or permit Licensor or Licensee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      16.

COLD SPRING HARBOR LABORATORY               TULARIK INC.

By:  /s/ John Maroney                       By:     /s/ David V. Goeddel
   ------------------------------------     ----------------------------------
     John Maroney
     Assistant Administrative Director              David V. Goeddel
                                            ----------------------------------
                                            Typed Name

Date:   10/3/97                                     President & CEO
     ----------------------------------     ----------------------------------
                                            Title

                                            Date:   10/3/97
                                            ----------------------------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      17.